UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2003

Cintech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Ohio	No. 0-24448	31-1200684

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Lake Forest Drive, Cincinnati, Ohio 45242

(Address of principal executive offices)

Registrant’s telephone number, including area code	(513) 731-6000

Cintech Tele Management Systems, Inc.

(Former name or former address, if changed since last report)

Item 2(a). On December 12, 2003, Cintech Solutions, Inc. sold subsequently all of its assets to Cintech, LLC for a purchase price of $490,673.00. The sale was approved by the U.S. Bankruptcy Court for the Southern District of Ohio, Western Division (Case No. 03-11661) pursuant to an Agreed Order Approving Sale of Substantially All of Debtor’s Assets Free and Clear of Liens and Approving Assumption of Certain Executory Contracts. The sale followed a bidding procedure and public auction supervised by the Court. The assets sold included personalty, inventory, intangibles, prepays, business records, accounts receivable and certain leased equipment. The purchase price was determined by reducing the offered price by any decrease in assets from Registrant’s 9/30/03 balance sheet and by increasing the offered price by any increase in accounts receivable from Registrant’s 9/30/03 balance sheet. The purchaser is an Ohio limited liability company formed by David K. Schmitt.

Item 7(b). No pro-forma financial statements are available. On October 31, 2003, Registrant requested relief from financial reporting requirements due to economic hardship. A copy of Registrant’s October, 2003 operating statement is attached hereto. A proforma financial statement showing the effects of the sale would eliminate inventory, accounts receivable, furniture, fixtures and equipment (less accumulated depreciation) from the list of assets and would also remove substantially all of the secured liabilities.

Item 7(c). Exhibits attached hereto include the Bankruptcy Court Order Approving Sale, the Asset Purchase Agreement and the Closing Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTECH SOLUTIONS, INC. (Registrant)
Date	December 19, 2003	By: /s/ Dino Lucarelli Dino Lucarelli, CFO